                                                                                       Exhibit 99(a)
For additional information contact:        Andrew Moreau 501-905-7962
      Vice President - Corporate Communications
      andrew.moreau@alltel.com

      Tim Hicks 501-905-8991
  Director - Investor Relations
                   alltel.investor.relations@alltel.com

Release Date: Feb. 20, 2007

Alltel reports record wireless revenues, customer growth
for fourth quarter and full year

LITTLE ROCK, Ark. - Alltel reported record wireless revenues and customer growth in the fourth quarter and for the full year, ending 2006 with nearly 12 million customers on the nation’s largest wireless network. Alltel reported fully diluted earnings per share under Generally Accepted Accounting Principles (GAAP) of 58 cents for the fourth quarter and $2.93 for the year. Fully diluted earnings per share from current businesses was 63 cents for the quarter and $2.19 for the year, an increase from the corresponding periods in 2005 of 58 percent and 20 percent, respectively.
In 2006, Alltel became a pure wireless company as it completed the spin-off and merger of its wireline business to form Windstream Corp. The company’s board of directors declared dividends of more than $500 million and approved $3 billion in share repurchases. By the end of 2006, Alltel had repurchased 28.5 million shares of common stock, representing more than 50 percent of the $3 billion authorization and almost 7.5 percent of total shares outstanding.
“Our company’s growth in revenues and earnings, for both the fourth quarter and for the full year, was driven by record-level customer additions as Alltel became a wireless-only business,” said President and Chief Executive Officer Scott Ford. “This was another year where Alltel demonstrated our commitment to providing value for our shareholders while improving customer service at all levels. In total, Alltel returned more than $6.7 billion in cash and Windstream stock to our shareholders. We ended the year with only $2.7 billion in outstanding debt and $1.8 billion in outstanding net debt, maintaining one of the strongest balance sheets in our industry. And, once completed, our share buyback will be one of the largest relative share repurchases over the past decade.”
Among the highlights for the fourth quarter:
•	Revenues were $2.1 billion, a 14 percent increase from a year ago. Net income under GAAP was $216 million. Net income from current businesses was $235 million, a 51 percent increase from a year ago.
•
Alltel added 228,000 net customers through internal growth, a 55 percent increase from a year ago. Post-pay churn was 1.47 percent and total churn was 1.92 percent, year-over-year improvements for the fourth consecutive quarter.

•	Average revenue per wireless customer (ARPU) was $52.84, up 1 percent from last year. Data revenue per customer was $4.14, a 60 percent increase year-over-year.
“This was an outstanding strategic and operational year for our company as we continued to win more customers by offering innovative pricing plans, and an expanding selection of information and entertainment services,” Ford said. “Alltel offered a ground-breaking calling plan with My Circle and focused on improving customer service, both of which contributed to our success in growing a profitable customer base and reducing churn for both the quarter and over the entire year.”
Among the highlights for the year:
•	Revenues were $7.9 billion, a 20 percent increase from 2005. Net income under GAAP was $1.1 billion. Net income from current businesses was $842 million, a 34 percent increase from the previous year.
•
Alltel added 640,000 net customers through internal growth, an 87 percent increase. Post-pay churn was 1.57 percent and total churn was 2 percent, both improved from the previous year. The company also acquired more than 500,000 customers through the purchases of Midwest Wireless, First Cellular of Southern Illinois, Virginia Cellular and Cellular One in Amarillo, Texas.

•	ARPU was $52.68, up 2 percent from last year. Data revenue per customer was $3.52, a 62 percent increase from 2005.
•	Equity free cash flow from current businesses was $709 million, a 35 percent increase. Net cash provided from operations was $1.5 billion.
   Alltel operates America’s largest wireless network, which delivers voice and advanced data services nationwide to nearly 12 million customers. Headquartered in Little Rock,
Ark., Alltel is a Forbes 500 company with annual revenues of nearly $8 billion.
Alltel claims the protection of the safe-harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements. These forward-looking statements are based on estimates, projections, beliefs, and assumptions and are not guarantees of future events and results. Actual future events and results may differ materially from those expressed in these forward-looking statements as a result of a number of important factors. Representative examples of these factors include (without limitation) adverse changes in economic conditions in the markets served by Alltel; the extent, timing, and overall effects of competition in the communications business; material changes in the communications industry generally that could adversely affect vendor relationships with equipment and network suppliers and customer relationships with wholesale customers; changes in communications technology; the risks associated with the integration of acquired businesses; adverse changes in the terms and conditions of the wireless roaming agreements of Alltel; the potential for adverse changes in the ratings given to Alltel's debt securities by nationally accredited ratings organizations; the uncertainties related to Alltel’s strategic investments; the effects of litigation; and the effects of federal and state legislation, rules, and regulations governing the communications industry. In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors including (without limitation) general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes.
 -end-
Alltel, NYSE: AT
www.alltel.com

ALLTEL CORPORATION
CONSOLIDATED HIGHLIGHTS AND OTHER FINANCIAL INFORMATION
(In thousands, except per share amounts)

	THREE MONTHS ENDED				TWELVE MONTHS ENDED
			Increase				Increase
	December 31,	December 31,	(Decrease)		December 31,	December 31,	(Decrease)
	2006	2005	Amount	%	2006	2005	Amount	%
UNDER GAAP:
Revenues and sales	$2,088,233	$1,837,274	$250,959	14	$7,884,017	$6,572,528	$1,311,489	20
Operating income	$363,785	$267,012	$96,773	36	$1,357,572	$1,134,191	$223,381	20
Operating margin (A)	17.4%	14.5%	2.9%	20	17.2%	17.3%	(.1% )	(1)
Income from continuing operations	$235,810	$117,753	$118,057	100	$823,694	$735,468	$88,226	12
Net income	$215,875	$255,149	$(39,274)	(15)	$1,129,390	$1,331,379	$(201,989)	(15)
Earnings per share:
Basic	$.58	$.66	$(.08)	(12)	$2.95	$3.91	$(.96)	(25)
Diluted	$.58	$.66	$(.08)	(12)	$2.93	$3.87	$(.94)	(24)

Weighted average common shares:
Basic	370,735	382,920	(12,185)	(3)	382,729	340,791	41,938	12
Diluted	373,235	389,343	(16,108)	(4)	385,026	344,129	40,897	12

Capital expenditures (B)	$454,563	$275,502	$179,061	65	$1,197,137	$992,187	$204,950	21
Total assets	$18,343,714	$24,013,101	$(5,669,387)	(24)

FROM CURRENT BUSINESSES (NON-GAAP) (C):
Operating income	$411,197	$328,804	$82,393	25	$1,548,824	$1,300,776	$248,048	19
Operating margin (A)	19.7%	17.9%	1.8%	10	19.6%	19.8%	(.2% )	(1)
Net income	$234,945	$155,082	$79,863	51	$841,911	$627,631	$214,280	34
Earnings per share:
Basic	$.63	$.40	$.23	58	$2.20	$1.84	$.36	20
Diluted	$.63	$.40	$.23	58	$2.19	$1.83	$.36	20
Equity free cash flow (D)	$59,876	$131,514	$(71,638)	(54)	$708,621	$525,800	$182,821	35

PRO FORMA FROM CURRENT BUSINESSES (NON-GAAP) (E):
Revenues and sales					$7,884,017	$7,168,601	$715,416	10
Operating income					$1,548,824	$1,436,175	$112,649	8

(A) Operating margin is calculated by dividing operating income by revenues and sales.
(B) Includes capitalized software development costs.
(C) Current businesses excludes the effects of discontinued operations, amortization expense related to acquired, finite-lived intangible assets, special cash dividend received on the Company's investment in Fidelity National Financial, Inc. common stock, gain on the exchange or disposal of assets, debt prepayment expenses, costs associated with Hurricane Katrina, a change in accounting for operating leases, reversal of certain income tax contingency reserves and integration expenses and other charges.
(D) Equity free cash flow is calculated as the sum of net income from current businesses plus depreciation expense less capital expenditures which includes capitalized software development costs as indicated in Note B.
(E) Pro forma from current businesses excludes the items listed in Note C above and includes the operating results of Western Wireless as if the acquisition of Western Wireless occurred on January 1, 2005.

Operating results from current businesses have been reconciled to operating results under GAAP on pages 6 and 7 of this release.
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ALLTEL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME UNDER GAAP-Page 2
(In thousands, except per share amounts)

	THREE MONTHS ENDED		TWELVE MONTHS ENDED
	December 31,	December 31,	December 31,	December 31,
	2006	2005	2006	2005
Revenues and sales:
Service revenues	$1,851,103	$1,650,538	$7,029,822	$5,924,528
Product sales	237,130	186,736	854,195	648,000
Total revenues and sales	2,088,233	1,837,274	7,884,017	6,572,528
Costs and expenses:
Cost of services	613,628	554,443	2,340,491	1,959,891
Cost of products sold	327,065	281,639	1,176,867	941,787
Selling, general, administrative and other	456,849	429,931	1,755,379	1,518,818
Depreciation and amortization	323,953	295,530	1,239,965	994,796
Integration expenses and other charges	2,953	8,719	13,743	23,045
Total costs and expenses	1,724,448	1,570,262	6,526,445	5,438,337

Operating income	363,785	267,012	1,357,572	1,134,191

Equity earnings in unconsolidated partnerships	14,508	6,992	60,120	43,383
Minority interest in consolidated partnerships	(9,526)	(11,267)	(46,632)	(69,105)
Other income, net	14,848	3,146	83,963	147,230
Interest expense	(47,491)	(81,686)	(282,467)	(314,552)
Gain on exchange or disposal of assets and other	-	-	126,138	218,830
Income from continuing operations before income taxes	336,124	184,197	1,298,694	1,159,977
Income taxes	100,314	66,444	475,000	424,509
Income from continuing operations	235,810	117,753	823,694	735,468
Income (loss) from discontinued operations	(19,935)	144,837	305,696	603,352
Income before cumulative effect of accounting change	215,875	262,590	1,129,390	1,338,820
Cumulative effect of accounting change	-	(7,441)	-	(7,441)
Net income	215,875	255,149	1,129,390	1,331,379
Preferred dividends	21	21	84	93
Net income applicable to common shares	$215,854	$255,128	$1,129,306	$1,331,286

Basic earnings per share:
Income from continuing operations	$.63	$.31	$2.15	$2.16
Income (loss) from discontinued operations	(.05)	.37	.80	1.77
Cumulative effect of accounting change	-	(.02)	-	(.02)
Net income	$.58	$.66	$2.95	$3.91

Diluted earnings per share:
Income from continuing operations	$.63	$.31	$2.14	$2.14
Income (loss) from discontinued operations	(.05)	.37	.79	1.75
Cumulative effect of accounting change	-	(.02)	-	(.02)
Net income	$.58	$.66	$2.93	$3.87

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ALLTEL CORPORATION
CONSOLIDATED BALANCE SHEETS UNDER GAAP-Page 3
(In thousands)

ASSETS			LIABILITIES AND SHAREHOLDERS' EQUITY

	December 31,	December 31,		December 31,	December 31,
	2006	2005		2006	2005

CURRENT ASSETS:			CURRENT LIABILITIES:
Cash and short-term investments	$934,228	$982,407	Current maturities of long-term debt	$36,285	$182,984
Accounts receivable (less allowance for			Accounts payable	576,126	499,997
doubtful accounts of $54,865 and			Advance payments and customer deposits	186,193	170,820
$70,607, respectively)	807,307	761,841	Accrued taxes	114,109	141,241
Inventories	218,629	195,183	Accrued dividends	46,039	147,841
Prepaid expenses and other	67,665	92,096	Accrued interest	79,281	98,307
Assets related to discontinued operations	4,321	565,365	Current deferred income taxes	-	349,565
			Other current liabilities	156,471	206,724
Total current assets	2,032,150	2,596,892	Liabilities related to discontinued operations	2,761	492,473

Investments	368,871	356,397	Total current liabilities	1,197,265	2,289,952
Goodwill	8,447,013	7,429,398
Other intangibles	2,129,346	1,861,354	Long-term debt	2,697,412	5,544,145
			Deferred income taxes	1,109,479	1,142,311
			Other liabilities	677,609	796,940
PROPERTY, PLANT AND EQUIPMENT:			Liabilities related to discontinued operations	-	1,224,316
Land	314,902	280,334
Buildings and improvements	955,061	901,116	Total liabilities	5,681,765	10,997,664
Operating plant and equipment	7,933,840	7,362,841
Information processing	1,048,136	1,126,458
Furniture and fixtures	173,835	143,618	SHAREHOLDERS' EQUITY:
Under construction	495,968	344,341	Preferred stock	258	278
			Common stock	364,572	383,613
Total property, plant and equipment	10,921,742	10,158,708	Additional paid-in capital	4,296,786	5,339,321
Less accumulated depreciation	5,690,360	5,055,999	Accumulated other comprehensive income	9,525	19,456
			Retained earnings	7,990,808	7,272,769
Net property, plant and equipment	5,231,382	5,102,709
			Total shareholders' equity	12,661,949	13,015,437
Other assets	89,455	248,151
Assets related to discontinued operations	45,497	6,418,200
			TOTAL LIABILITIES AND
TOTAL ASSETS	$18,343,714	$24,013,101	SHAREHOLDERS' EQUITY	$18,343,714	$24,013,101

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ALLTEL CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS UNDER GAAP-Page 4
(In thousands)

	THREE MONTHS ENDED		TWELVE MONTHS ENDED
	December 31,	December 31,	December 31,	December 31,
	2006	2005	2006	2005
Net Cash Provided from Operations:
Net income	$215,875	$255,149	$1,129,390	$1,331,379
Adjustments to reconcile net income to net cash provided from operations:
Loss (income) from discontinued operations	19,935	(144,837)	(305,696)	(603,352)
Cumulative effect of accounting change	-	7,441	-	7,441
Depreciation and amortization expense	323,953	295,530	1,239,965	994,796
Provision for doubtful accounts	47,459	61,406	227,332	192,504
Non-cash portion of gain on exchange or disposal of assets and other	-	-	(80,026)	(232,742)
Non-cash portion of integration expenses and other charges	-	4,982	-	14,982
Adjustments to income tax liabilities, including contingency reserves	(29,855)	-	(29,855)	-
Change in deferred income taxes	32,516	52,720	38,715	71,772
Other, net	(7,641)	(4,337)	(13,959)	5,156
Changes in operating assets and liabilities, net of the effects of acquisitions and dispositions:
Accounts receivable	8,915	(11,161)	(236,988)	(228,728)
Inventories	(59,563)	(56,580)	(19,980)	(46,598)
Accounts payable	102,495	117,496	67,183	111,163
Other current liabilities	(192,289)	(49,916)	(516,462)	(94,643)
Other, net	31,384	34,790	(9,443)	42,168
Net cash provided from operations	493,184	562,683	1,490,176	1,565,298

Cash Flows from Investing Activities:
Additions to property, plant and equipment	(445,992)	(267,728)	(1,164,566)	(949,038)
Additions to capitalized software development costs	(8,571)	(7,774)	(32,571)	(43,149)
Additions to investments	-	-	(488)	(884)
Purchases of property, net of cash acquired	(1,084,062)	(1,785)	(1,760,610)	(1,137,584)
Proceeds from the sale of assets	-	48,243	-	84,405
Proceeds from the sale of investments	150	-	200,631	353,881
Proceeds from the return on investments	14,243	5,921	50,793	36,762
Other, net	4,721	(1,020)	13,153	18,620
Net cash used in investing activities	(1,519,511)	(224,143)	(2,693,658)	(1,636,987)

Cash Flows from Financing Activities:
Dividends on common and preferred stock	(66,011)	(145,303)	(513,106)	(490,472)
Repayments of long-term debt	(186,332)	(39)	(1,198,558)	(2,655,660)
Distributions to minority investors	(10,458)	(20,834)	(38,166)	(65,642)
Repurchases of common stock	(886,562)	-	(1,595,563)	-
Excess tax benefits from stock option exercises	3,027	-	12,216	-
Long-term debt issued	-	72,300	-	1,000,000
Conversion of convertible debt	(7,780)	-	(67,628)	-
Common stock issued	24,558	20,714	216,037	1,463,504
Net cash used in financing activities	(1,129,558)	(73,162)	(3,184,768)	(748,270)

Cash Flows from Discontinued Operations:
Cash provided from operating activities	4,102	267,578	599,537	1,242,526
Cash provided from investing activities	12	398,900	3,746,608	171,388
Cash used in financing activities	-	(15,466)	(195)	(86,996)
Net cash provided from discontinued operations	4,114	651,012	4,345,950	1,326,918

Effect of exchange rate changes on cash and short-term investments	-	(308)	(5,879)	(1,800)

Increase (decrease) in cash and short-term investments	(2,151,771)	916,082	(48,179)	505,159

Cash and Short-term Investments:
Beginning of the period	3,085,999	66,325	982,407	477,248
End of the period	$934,228	$982,407	$934,228	$982,407

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ALLTEL CORPORATION
SUPPLEMENTAL OPERATING INFORMATION-Page 5
(Dollars in thousands, except per customer amounts)

	THREE MONTHS ENDED				TWELVE MONTHS ENDED
			Increase				Increase
	December 31,	December 31,	(Decrease)		December 31,	December 31,	(Decrease)
	2006	2005	Amount	%	2006	2005	Amount	%

Controlled POPs	78,838,118	75,907,644	2,930,474	4
Customers	11,823,938	10,662,324	1,161,614	11
Penetration rate	15.0%	14.0%	1.0%	7
Average customers	11,676,380	10,507,806	1,168,574	11	11,120,780	9,550,829	1,569,951	16
Gross customer additions:
Internal	898,560	837,712	60,848	7	3,303,907	2,830,079	473,828	17
Acquired	433,339	90,356	342,983	380	521,530	1,693,162	(1,171,632)	(69)
Total	1,331,899	928,068	403,831	44	3,825,437	4,523,241	(697,804)	(15)
Net customer additions:
Internal	228,299	147,258	81,041	55	640,084	342,675	297,409	87
Acquired	433,339	90,356	342,983	380	521,530	1,693,162	(1,171,632)	(69)
Total	661,638	237,614	424,024	178	1,161,614	2,035,837	(874,223)	(43)
Customer acquisition costs:
Cost of products sold	$195,714	$167,695	$28,019	17	$699,124	$564,963	$134,161	24
Selling and marketing expenses	277,725	254,972	22,753	9	1,051,818	871,383	180,435	21
Less product sales	164,602	137,499	27,103	20	606,394	497,549	108,845	22
Total	$308,837	$285,168	$23,669	8	$1,144,548	$938,797	$205,751	22
Cost to acquire a new customer (A)	$344	$340	$4	1	$346	$332	$14	4
Cash costs from current businesses:
Cost of services	$613,628	$544,966	$68,662	13	$2,342,726	$1,922,689	$420,037	22
Cost of products sold	327,065	281,639	45,426	16	1,176,867	941,787	235,080	25
Selling, general, administrative and other	456,849	429,931	26,918	6	1,751,753	1,516,920	234,833	15
Less product sales	237,130	186,736	50,394	27	854,195	648,000	206,195	32
Total	1,160,412	1,069,800	90,612	8	4,417,151	3,733,396	683,755	18
Less customer acquisition costs	308,837	285,168	23,669	8	1,144,548	938,797	205,751	22
Total	$851,575	$784,632	$66,943	9	$3,272,603	$2,794,599	$478,004	17
Cash costs from current businesses per unit per month (B):
Total, including customer acquisition costs	$33.13	$33.94	$(.81)	(2)	$33.10	$32.57	$.53	2
Excluding customer acquisition costs	$24.31	$24.89	$(.58)	(2)	$24.52	$24.38	$.14	1
Revenues:
Service revenues	$1,851,103	$1,650,538	$200,565	12	$7,029,822	$5,924,528	$1,105,294	19
Less wholesale roaming revenues	168,245	171,594	(3,349)	(2)	654,297	545,108	109,189	20
Less wholesale transport revenues	49,867	7,344	42,523	579	100,306	29,387	70,919	241
Retail revenues	$1,632,991	$1,471,600	$161,391	11	$6,275,219	$5,350,033	$925,186	17
Average revenue per customer per month (C)	$52.84	$52.36	$ .48	1	$52.68	$51.69	$.99	2
Retail revenue per customer per month (D)	$46.62	$46.68	$(.06)	-	$47.02	$46.68	$.34	1
Retail minutes of use per customer per month (E)	650	626	24	4	634	597	37	6
Postpay churn	1.47%	1.83%	(.36% )	(20)	1.57%	1.77%	(.20% )	(11)
Total churn	1.92%	2.20%	(.28% )	(13)	2.00%	2.17%	(.17% )	(8)
Service revenue operating margin (F)
From current businesses	22.2%	19.9%	2.3%	12	22.0%	22.0%	-	-
Under GAAP	19.7%	16.2%	3.5%	22	19.3%	19.1%	0.2%	1

(A) Cost to acquire a new customer is calculated by dividing the sum of the GAAP reported cost of products sold and sales and marketing expenses (included within "Selling, general, administrative and other") less product sales as reported in the Consolidated Statements of Income, by the number of internal gross customer additions in the period. Customer acquisition costs exclude amounts related to the Company's customer retention efforts.

(B) Cash costs from current businesses per unit per month is calculated by dividing the sum of the current businesses reported cost of services, cost of products sold, selling, general, administrative and other expenses less product sales, as reported in the Consolidated Statements of Income, by the number of average customers for the period and is presented in total and excluding customer acquisition costs as defined in Note A above.  Measured on a GAAP basis, cash costs per unit per month, including customer acquisition costs, were $33.13 and $33.11 for the three and twelve months ended December 31, 2006, respectively, and $34.24 and $32.92 for the same periods of 2005, respectively. Measured on a GAAP basis, cash costs per unit per month, excluding customer acquisition costs, were $24.31 and $24.53 for the three and twelve months ended December 31, 2006, respectively, and $25.19 and $24.72 for the same periods of 2005, respectively.

(C) Average revenue per customer per month is calculated by dividing service revenues by average customers for the period.
(D) Retail revenue per customer per month is calculated by dividing retail revenues (service revenues less wholesale revenues) by average customers for the period.
(E) Retail minutes of use per customer per month represents the average monthly minutes that Alltel's customers use on both the Company's network and while roaming on other carriers' networks.
(F) Service revenue operating margin is calculated by dividing operating income by service revenues.

Operating results from current businesses have been reconciled to operating results under GAAP on pages 6 and 7 of this release.
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ALLTEL CORPORATION
RECONCILIATIONS OF RESULTS OF OPERATIONS UNDER GAAP TO RESULTS OF OPERATIONS FROM CURRENT BUSINESSES (NON-GAAP)-Page 6
(In thousands)

			THREE MONTHS ENDED DECEMBER 31, 2006
						Income		Income
				Depreciation		Before		From		Basic	Diluted
			Cost of	and	Operating	Income	Income	Continuing	Net	Earnings	Earnings
			Services	Amortization	Income	Taxes	Taxes	Operations	Income	Per Share	Per Share
Under GAAP			$613,628	$323,953	$363,785	$336,124	$100,314	$235,810	$215,875	$.58	$.58
Items excluded from measuring results from current businesses:
Amortization expense related to acquired,
finite-lived intangible assets	(A	)	-	(44,459)	44,459	44,459	17,294	27,165	27,165.07		.07
Integration expenses and other charges	(B	)	-	-	2,953	2,953	1,128	1,825	1,825.01		.01
Adjustments to income tax liabilities,
including contingency reserves	(C	)	-	-	-	-	29,855	(29,855)	(29,855)	(.08)	(.08)
Loss from discontinued operations	(P	)	-	-	-	-	-	-	19,935.05		.05
Net increase (decrease)			-	(44,459)	47,412	47,412	48,277	(865)	19,070.05		.05
From current businesses			$613,628	$279,494	$411,197	$383,536	$148,591	$234,945	$234,945	$.63	$.63

			THREE MONTHS ENDED DECEMBER 31, 2005
						Income		Income
				Depreciation		Before		From		Basic	Diluted
			Cost of	and	Operating	Income	Income	Continuing	Net	Earnings	Earnings
			Services	Amortization	Income	Taxes	Taxes	Operations	Income	Per Share	Per Share
Under GAAP			$554,443	$295,530	$267,012	$184,197	$66,444	$117,753	$255,149	$.66	$.66
Items excluded from measuring results from current businesses:
Amortization expense related to acquired,
finite-lived intangible assets	(A	)	-	(43,596)	43,596	43,596	17,365	26,231	26,231.07		.07
Hurricane-related costs, net of insurance recoveries	(I	)	(9,477)	-	9,477	9,477	3,591	5,886	5,886.01		.01
Integration expenses and other charges	(J	)	-	-	8,719	8,719	3,507	5,212	5,212.01		.01
Cumulative effect of accounting change	(Q	)	-	-	-	-	-	-	7,441.02		.02
Income from discontinued operations	(P	)	-	-	-	-	-	-	(144,837)	(.37)	(.37)
Net increase (decrease)			(9,477)	(43,596)	61,792	61,792	24,463	37,329	(100,067)	(.26)	(.26)
From current businesses			$544,966	$251,934	$328,804	$245,989	$90,907	$155,082	$155,082	$.40	$.40

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ALLTEL CORPORATION
RECONCILIATIONS OF RESULTS OF OPERATIONS UNDER GAAP TO RESULTS OF OPERATIONS FROM CURRENT BUSINESSES (NON-GAAP) (continued)-Page 7
(In thousands)

			TWELVE MONTHS ENDED DECEMBER 31, 2006
				Selling,			Income		Income
				General,	Depreciation		Before		From		Basic	Diluted
			Cost of	Administrative	and	Operating	Income	Income	Continuing	Net	Earnings	Earnings
			Services	and Other	Amortization	Income	Taxes	Taxes	Operations	Income	Per Share	Per Share
Under GAAP			$2,340,491	$1,755,379	$1,239,965	$1,357,572	$1,298,694	$475,000	$823,694	$1,129,390	$2.95	$2.93
Items excluded from measuring results from current
businesses:
Amortization expense related to acquired,
finite-lived intangible assets	(A	)	-	-	(176,118)	176,118	176,118	68,510	107,608	107,608.28		.28
Reversal of excess bad debt reserve related
to Hurricane Katrina	(D	)	2,235	-	-	(2,235)	(2,235)	(869)	(1,366)	(1,366)	-	-
Compensation expense due to accelerated
vesting of restricted stock	(E	)	-	(3,626)	-	3,626	3,626	1,413	2,213	2,213.01		.01
Integration expenses and other charges	(B)(F	)	-	-	-	13,743	13,743	5,324	8,419	8,419.02		.02
Gain on exchange or disposal of assets
and other	(G)(H	)	-	-	-	-	(126,138)	(57,336)	(68,802)	(68,802)	(.18)	(.18)
Adjustments to income tax liabilities,
including contingency reserves	(C	)	-	-	-	-	-	29,855	(29,855)	(29,855)	(.08)	(.08)
Income from discontinued operations	(P	)	-	-	-	-	-	-	-	(305,696)	(.80)	(.79)
Net increase (decrease)			2,235	(3,626)	(176,118)	191,252	65,114	46,897	18,217	(287,479)	(.75)	(.74)
From current businesses			$2,342,726	$1,751,753	$1,063,847	$1,548,824	$1,363,808	$521,897	$841,911	$841,911	$2.20	$2.19

			TWELVE MONTHS ENDED DECEMBER 31, 2005
				Selling,			Income		Income
				General,	Depreciation		Before		From		Basic	Diluted
			Cost of	Administrative	and	Operating	Income	Income	Continuing	Net	Earnings	Earnings
			Services	and Other	Amortization	Income	Taxes	Taxes	Operations	Income	Per Share	Per Share
Under GAAP			$1,959,891	$1,518,818	$994,796	$1,134,191	$1,159,977	$424,509	$735,468	$1,331,379	$3.91	$3.87
Items excluded from measuring results from current
businesses:
Amortization expense related to acquired,
finite-lived intangible assets	(A	)	-	-	(104,440)	104,440	104,440	40,658	63,782	63,782.19		.19
Hurricane-related costs, net of insurance
recoveries	(K	)	(17,492)	(1,898)	-	19,390	14,390	5,502	8,888	8,888.03		.03
Integration expenses and other charges	(J)(L	)	-	-	-	23,045	23,045	9,077	13,968	13,968.04		.04
Gain on exchange or disposal of assets and
other	(M	)	-	-	-	-	(218,830)	(82,175)	(136,655)	(136,655)	(.40)	(.40)
Special dividend received on Fidelity National
common stock	(N	)	-	-	-	-	(111,036)	(41,183)	(69,853)	(69,853)	(.21)	(.20)
Change in accounting for operating leases	(O	)	(19,710)	-	-	19,710	19,710	7,677	12,033	12,033.03		.03
Cumulative effect of accounting change	(Q	)	-	-	-	-	-	-	-	7,441.02		.02
Income from discontinued operations	(P	)	-	-	-	-	-	-	-	(603,352)	(1.77)	(1.75)
Net increase (decrease)			(37,202)	(1,898)	(104,440)	166,585	(168,281)	(60,444)	(107,837)	(703,748)	(2.07)	(2.04)
From current businesses			$1,922,689	$1,516,920	$890,356	$1,300,776	$991,696	$364,065	$627,631	$627,631	$1.84	$1.83

Proforma operating income from current businesses:
Operating income from current businesses (see above)			$1,300,776
Western Wireless operating income
(01/01/05 to 07/31/05)			135,399
Proforma operating income from current businesses			$1,436,175

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ALLTEL CORPORATION
RECONCILIATIONS OF RESULTS OF OPERATIONS UNDER GAAP TO RESULTS OF OPERATIONS FROM CURRENT BUSINESSES (NON-GAAP)-Page 8
(In thousands)

	THREE MONTHS ENDED		TWELVE MONTHS ENDED
	December 31,	December 31,	December 31,	December 31,
	2006	2005	2006	2005

Net cash provided from operations	$493,184	$562,683	$1,490,176	$1,565,298
Adjustments to reconcile to net income under GAAP:
Income (loss) from discontinued operations	(19,935)	144,837	305,696	603,352
Cumulative effect of accounting change	-	(7,441)	-	(7,441)
Depreciation and amortization expense	(323,953)	(295,530)	(1,239,965)	(994,796)
Provision for doubtful accounts	(47,459)	(61,406)	(227,332)	(192,504)
Non-cash portion of gain on exchange or disposal of assets and other	-	-	80,026	232,742
Non-cash portion of integration expenses and other charges	-	(4,982)	-	(14,982)
Adjustments to income tax liabilities, including contingency reserves	29,855	-	29,855	-
Change in deferred income taxes	(32,516)	(52,720)	(38,715)	(71,772)
Other non-cash changes, net	7,641	4,337	13,959	(5,156)
Changes in operating assets and liabilities, net of the
effects of acquisitions and dispositions	109,058	(34,629)	715,690	216,638
Net income under GAAP	215,875	255,149	1,129,390	1,331,379
Adjustments to reconcile to net income from current businesses,
net of tax (see specific items listed on pages 6 and 7)	19,070	(100,067)	(287,479)	(703,748)
Net income from current businesses	234,945	155,082	841,911	627,631
Adjustments to reconcile to equity free cash flow from current businesses:
Depreciation expense from current businesses	279,494	251,934	1,063,847	890,356
Capital expenditures	(454,563)	(275,502)	(1,197,137)	(992,187)
Equity free cash flow from current businesses	$59,876	$131,514	$708,621	$525,800

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ALLTEL CORPORATION
NOTES TO RECONCILIATIONS OF RESULTS OF OPERATIONS UNDER GAAP TO RESULTS OF OPERATIONS FROM CURRENT BUSINESSES (NON-GAAP)-Page 9

As disclosed in the ALLTEL Corporation ("Alltel" or the "Company") Form 8-K filed on February 20, 2007, Alltel has presented in this earnings release results of operations from current businesses which exclude the effects of discontinued operations, amortization expense related to acquired, finite-lived intangible assets, a special cash dividend received on the Company's investment in Fidelity National Financial, Inc. ("Fidelity National") common stock, gain on exchange or disposal of assets, termination fees associated with the early retirement of long-term debt, costs associated with Hurricane Katrina, a change in accounting for certain operating leases, reversal of certain income tax contingency reserves and integration expenses and other charges. Alltel's purpose for excluding items from the current business measures is to focus on Alltel's true earnings capacity associated with providing wireless communications services. Management believes the items excluded from the current business measures are related to strategic activities or other events, specific to the time and opportunity available, and, accordingly, should be excluded when evaluating the trends of the Company's operations.

Alltel believes that presenting the current business measures assists investors in assessing the true business performance of the Company by clarifying for investors the effects that certain items such as asset sales, integration expenses and other business consolidation costs arising from past acquisition and integration activities had on the Company's GAAP consolidated results of operations. The Company uses results from current businesses as management’s primary measure of the performance of its business operations. Alltel's management, including the chief operating decision-maker, uses the current business measures consistently for all purposes, including internal reporting purposes, the evaluation of business objectives, opportunities and performance and the determination of management compensation.

(A)	Eliminates the effects of amortization expense related to acquired, finite-lived intangible assets.
(B)
The Company incurred $2.9 million of integration expenses related to its recent purchase of Midwest Wireless Holdings ("Midwest Wireless") completed on October 3, 2006 and the acquisitions of wireless properties in Illinois, Texas and Virginia completed during the second quarter of 2006. These expenses primarily consisted of branding, signage and computer system conversion costs.

(C)
On October 10, 2006, Alltel entered into a closing agreement with the Internal Revenue Service ("IRS") to settle all of its tax liabilities for the tax years 1997 through 2001. On December 27, 2006, Alltel also reached an agreement with the IRS to settle all tax liabilities for the tax years 2002 and 2003. In conjunction with the settlements, Alltel reassessed its remaining income tax liabilities including its contingency reserves related to those tax years, and during the fourth quarter of 2006, Alltel recorded a $37.5 million reduction in its income tax liabilities. These adjustments included interest charges on potential assessments and amounts related to the wireline business spun-off on July 17, 2006, and the financial services division sold on April 1, 2003. The adjustments to the income tax liabilities resulted in a reduction in income tax expense associated with continuing operations of $29.9 million. The adjustment of the tax contingency reserves related to the spun-off wireline business and sold financial services division of $7.6 million has been reported as discontinued operations in the accompanying unaudited consolidated financial statements.

(D)
The Company recorded a $2.2 million reduction in its allowance for doubtful accounts to reflect lower than expected write-offs from service interruptions and customer displacement attributable to the effects of Hurricane Katrina. The additional bad debt expense was originally recorded in the third quarter of 2005. (See Note K below.)

(E)
In connection with the spin-off and merger of the Company's wireline telecommunications business, holders of Alltel restricted shares received approximately 1.034 shares of Windstream Corporation ("Windstream") restricted stock for each share of restricted Alltel common stock held at the time of the distribution. The Windstream restricted shares received by Alltel employees became fully vested on August 3, 2006. Compensation expense resulting from the accelerated vesting of the Windstream restricted stock awards amounted to $3.6 million. (See Notes G and P below for additional information regarding the spin-off and merger of Alltel's wireline telecommunications business).

(F)
The Company incurred $10.8 million of integration expenses related to its acquisition completed on August 1, 2005 of Western Wireless Corporation ("Western Wireless"). These expenses consisted of $8.3 million of rebranding costs and $2.5 million of system conversion costs and other integration costs.

(G)
On July 17, 2006, in order to effect the spin-off of its wireline telecommunications business to its stockholders, Alltel contributed all of the assets of its wireline telecommunications business to ALLTEL Holding Corp. ("Alltel Holding" or "Spinco"), a wholly owned subsidiary of the Company, in exchange for: (i) the issuance to Alltel of Spinco common stock that was distributed on a pro rata basis to Alltel's stockholders as a tax-free stock dividend, (ii) the payment of a special dividend to Alltel in the amount of $2.3 billion and (iii) the distribution by Spinco to Alltel of $1.7 billion of Spinco debt securities.

Also on July 17, 2006, Alltel completed a debt exchange in which Alltel transferred to two investment banks the Spinco debt securities received in the spin-off transaction in exchange for certain Alltel debt securities, consisting of $988.5 million of outstanding commercial paper borrowings and $685.1 million of 4.656 percent notes due May 17, 2007. In completing the debt exchange, Alltel incurred a pretax loss of $27.5 million.

On August 25, 2006, Alltel repurchased prior to maturity $1.0 billion of long-term debt, consisting of $664.3 million of 4.656 percent equity unit notes due 2007, $61.0 million of 6.65 percent unsecured notes due 2008, $147.0 million of 7.60 percent unsecured notes due 2009 and $127.7 million of 8.00 percent notes due 2010 pursuant to cash tender offers announced by the Company on July 31, 2006. Concurrent with the debt repurchase, Alltel also terminated the related pay variable/receive fixed, interest rate swap agreement that had been designated as a fair value hedge against the 6.65 percent unsecured notes due 2008. In connection with the early termination of the debt and interest rate swap agreement, Alltel incurred net pretax termination fees of $23.0 million.

(H)
During 2005, federal legislation was enacted which included provisions to dissolve and liquidate the assets of the Rural Telephone Bank ("RTB"). In connection with the dissolution and liquidation, during April 2006, the RTB redeemed all outstanding shares of its Class C stock. As a result, Alltel received liquidating cash distributions of $198.7 million in exchange for its $22.1 million investment in RTB Class C stock.

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ALLTEL CORPORATION
NOTES TO RECONCILIATIONS OF RESULTS OF OPERATIONS UNDER GAAP TO RESULTS OF OPERATIONS FROM CURRENT BUSINESSES (NON-GAAP)-Page 10

(I)	Alltel incurred $9.5 million of incremental costs related to Hurricane Katrina consisting of increased system maintenance costs to restore network facilities and additional losses from bad debts.
(J)
Alltel incurred $2.1 million of integration expenses related to its acquisition of Western Wireless. These expenses primarily consisted of system conversion costs. In addition, Alltel incurred $5.0 million of integration expenses related to the exchange of certain wireless assets with Cingular Wireless LLC ("Cingular") completed during the second and third quarters of 2005. The Company also incurred $1.6 million of integration expenses related to its acquisition of wireless properties in Alabama and Georgia completed in the first quarter of 2005. The integration expenses related to these acquisitions consisted of handset subsidies incurred to migrate the acquired customer base to CDMA handsets.

(K)
Alltel incurred $19.4 million of incremental costs related to Hurricane Katrina consisting of increased long distance and roaming expenses due to providing these services to affected customers at no charge, system maintenance costs to restore network facilities and additional losses from bad debts. These incremental costs also included Company donations to support the hurricane relief efforts. These incremental expenses were partially offset by $5.0 million of insurance proceeds received to date by Alltel.

(L)
The Company incurred $2.4 million of integration expenses related to its acquisition of Western Wireless. These expenses primarily consisted of system conversion and relocation costs. In addition, the Company incurred $11.9 million of integration expenses related to the exchange of certain wireless assets with Cingular completed during the second and third quarters of 2005. These expenses consisted of handset subsidies incurred to migrate the acquired customer base to CDMA handsets.

(M)
On April 15, 2005, Alltel and Cingular completed the exchange of certain wireless assets. In connection with this transaction, Alltel recorded pretax gains of $158.0 million. On April 6, 2005, Alltel recorded a pretax gain of $75.8 million from the sale of all of its shares of Fidelity National common stock. In addition, on April 8, 2005, Alltel retired all of its issued and outstanding 7.50 percent senior notes due March 1, 2006, representing an aggregate principal amount of $450.0 million. Concurrent with the debt retirement, Alltel also terminated the related pay variable/receive fixed, interest rate swap agreement that had been designated as a fair value hedge against the $450.0 million senior notes. In connection with the early termination of the debt and interest rate swap agreement, Alltel incurred net pretax termination fees of approximately $15.0 million.

(N)	On March 9, 2005, Fidelity National declared a special $10 per share cash dividend to Fidelity National stockholders. The special cash dividend was received by Alltel on March 28, 2005.
(O)
Effective January 1, 2005, Alltel changed its accounting for operating leases with scheduled rent increases. Certain of the Company's operating lease agreements for cell sites and for office and retail locations include scheduled rent escalations during the initial lease term and/or during succeeding optional renewal periods. Previously, the Company had not recognized the scheduled increases in rent expense on a straight-line basis in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 13, "Accounting for Leases" and Financial Accounting Standards Board ("FASB") Technical Bulletin No. 85-3, "Accounting for Operating Leases with Scheduled Rent Increases". The effects of this change were not material to the Company's previously reported consolidated results of operations, financial position or cash flows.

(P)
Eliminates the effects of discontinued operations. Loss from discontinued operations in the fourth quarter of 2006 included an impairment charge of $30.5 million to reflect the fair value less cost to sell of the four rural markets in Minnesota required to be divested.

On July 17, 2006, Alltel completed the spin-off of its wireline telecommunications business to its stockholders and the merger of that wireline business with Valor Communications Group, Inc. ("Valor"). The spin-off included the majority of Alltel's communications support services, including directory publishing, information technology outsourcing services, retail long-distance and the wireline sales portion of communications products. The new wireline company formed in the merger of Alltel's wireline operations and Valor is named Windstream. As a result, Alltel's historical results of operations have been adjusted to reflect the wireline business as discontinued operations in the accompanying unaudited consolidated financial statements.

As a condition of receiving approval from the Department of Justice ("DOJ") and the Federal Communications Commission ("FCC") for its acquisition of Midwest Wireless, on September 7, 2006, Alltel agreed to divest certain wireless operations in four rural markets in Minnesota. Accordingly, the four markets to be divested in Minnesota have been classified as discontinued operations in the accompanying unaudited consolidated financial statements.

In addition, as a condition of receiving approval for the Western Wireless acquisition from the DOJ and the FCC, Alltel agreed to divest certain wireless operations of Western Wireless in 16 markets in Arkansas, Kansas and Nebraska. In December 2005, Alltel completed an exchange of wireless properties with United States Cellular Corporation that included a substantial portion of the divestiture requirements related to the merger. In the first quarter of 2006, Alltel completed the required divestitures with the sale of the remaining property in Arkansas. During 2005, Alltel completed the sales of international operations in Georgia, Ghana and Ireland acquired from Western Wireless. During the second quarter of 2006, Alltel completed the sales of the remaining international operations acquired from Western Wireless in Austria, Bolivia, Côte d'Ivoire, Haiti, and Slovenia. As a result, the acquired international operations and interests of Western Wireless and the 16 markets to be divested in Arkansas, Kansas and Nebraska have been classified as discontinued operations in the accompanying unaudited consolidated financial statements.

(Q)
Represents the cumulative effect of the change in accounting principle resulting from the Company's adoption of FASB Interpretation No. 47, "Accounting for Conditional Asset Retirement Obligations" ("FIN 47"). The Company evaluated the effects of FIN 47 on its operations and determined that, for certain buildings containing asbestos, Alltel was legally obligated to remediate the asbestos if the Company were to abandon, sell or otherwise dispose of the buildings. In addition, for the former wireline operations acquired in Kentucky and Nebraska not subject to SFAS No. 71, "Accounting for the Effects of Certain Types of Regulation", the Company was legally obligated to properly dispose of its chemically-treated telephone poles at the time they were removed from service. In accordance with federal and state regulations, depreciation expense for the Company's wireline operations that follow the accounting prescribed by SFAS No. 71 historically included an additional provision for cost of removal, and accordingly, the adoption of FIN 47 had no impact to these operations.  In connection with the spin-off, Alltel transferred to Windstream the conditional asset retirement obligation resulting from the adoption of FIN 47.

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